Rogers Corporation Reports Fourth Quarter and Full Year 2025 Results

•Net sales of $810.8 million in 2025 and $201.5 million for the fourth quarter
•Gross margin of 31.7% in 2025 and 31.5% for the fourth quarter
•Net income (loss) of $(61.8) million in 2025 and $4.6 million for the fourth quarter
•Adjusted EBITDA of $115.0 million in 2025 and $34.4 million for the fourth quarter
•Loss per share of $(3.40) in 2025 and earnings per share of $0.26 for the fourth quarter
•Adjusted earnings per share of $2.39 in 2025 and $0.89 for the fourth quarter

Chandler, Arizona, February 17, 2025: Rogers Corporation (NYSE:ROG) today announced financial results for the full year and fourth quarter of 2025.

"Solid execution led to sales, gross margin and adjusted earnings per share that approached or exceeded the high-end of guidance for the fourth quarter,” stated Ali El-Haj, Rogers' Interim President and CEO. "We are encouraged that the benefits of cost improvement initiatives implemented in recent quarters are contributing to significantly higher adjusted earnings per share compared with the same period last year.”

"Rogers enters 2026 in a strong position with a streamlined operating structure, an enhanced innovation strategy, and a healthy balance sheet which we expect will enable a return to growth and meaningfully improved results for shareholders."

Financial Overview

GAAP Results (dollars in millions, except per share amounts)	Q4 2025	Q3 2025	Q4 2024	2025	2024
Net Sales	$201.5	$216.0	$192.2	$810.8	$830.1
Gross Margin	31.5%	33.5%	32.1%	31.7%	33.4%
Net Income (Loss)	$4.6	$8.6	$(0.5)	$(61.8)	$26.1
Diluted Earnings (Loss) Per Share	$0.26	$0.48	$(0.03)	$(3.40)	$1.40
Adjusted Earnings Per Diluted Share[1]	$0.89	$0.90	$0.46	$2.39	$2.72
Adjusted EBITDA[1]	$34.4	$37.2	$23.3	$115.0	$118.7
Net Cash Provided by Operating Activities	$46.9	$28.9	$33.7	$101.2	$127.1
Free Cash Flow[1]	$42.2	$21.2	$18.3	$71.1	$71.0

1 - Adjusted Earnings Per Diluted Share, Adjusted EBITDA and Free Cash Flow are non-GAAP measures. A reconciliation of non-GAAP to GAAP measures is provided in the schedules included below.

Q4 2025 Summary of Results
Net sales of $201.5 million increased 4.8% versus the prior year quarter primarily from higher industrial, ADAS and renewable energy sales. Currency exchange rates favorably affected total Company net sales in the fourth quarter of 2025 by $3.7 million compared to the fourth quarter of 2024.

GAAP earnings per diluted share were $0.26 compared to a loss per share of $(0.03) in Q4 2024. On an adjusted basis, earnings were $0.89 per diluted share compared to earnings of $0.46 per diluted share in the prior year quarter. The improvement in adjusted earnings resulted from higher sales and lower operating expenses.

Fourth quarter ending cash and cash equivalents were $197.0 million, an increase of $29.2 million compared to the prior quarter. Net cash provided by operating activities was $46.9 million and increased by $18.0 million due to lower inventories and other working capital improvements. Share repurchases totaled $14.3 million and capital expenditures were $4.7 million.

Financial Outlook
At the mid-point of the guidance for the first quarter of 2026 the Company expects 5% sales growth, a 160 basis point improvement in gross margin and a 530 basis point increase in adjusted EBITDA margin, compared to Q1 2025.

(dollars in millions, except per share amounts)	Q1 2026
Net Sales	$193 to $208
Gross Margin	30.5% to 32.5%
Adjusted Earnings Per Diluted Share	$0.45 to $0.85
Adjusted EBITDA	$27 to $35

2026
Capital Expenditures	$30 to $40

Conference Call and Additional Information
A conference call to discuss the results for the fourth quarter and full year will take place today, Tuesday, February 17, 2026 at 5:00 pm ET. A live webcast of the event and the accompanying presentation can be accessed on the Rogers Corporation website at https://www.rogerscorp.com/investors.

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States (U.S.), Asia and Europe, with sales offices worldwide.

Safe Harbor Statement
Statements included in this release that are not a description of historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are generally accompanied by words or phrases such as “anticipate,” “assume,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “seek,” “target” or similar expressions that convey uncertainty as to the future events or outcomes. Forward-looking statements are based on assumptions and beliefs that we believe to be reasonable; however, assumed facts almost always vary from actual results, and the differences between assumed facts and actual results could be material depending upon the circumstances. Where we express an expectation or belief as to future results, that expectation or belief is expressed in good faith and based on assumptions believed to have a reasonable basis. We cannot assure you, however, that the stated expectation or belief will occur or be achieved or accomplished. This release contains forward-looking statements regarding our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. Other risks and uncertainties that could cause such results to differ include the following, without limitation: failure to capitalize on, volatility within, or other adverse changes with respect to growth opportunities, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the U.S. and abroad, particularly in China, Germany, England, Belgium, South Korea and Hungary, where we maintain significant manufacturing, sales or administrative operations; the global trade policy dynamics between nations reflected in trade agreement negotiations, imposition of tariffs and other trade restrictions, as well as the potential for global supply chain decoupling; fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which they are incorporated into end-user products and systems that achieve commercial success; the ability and willingness of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; business interruptions due to catastrophes or other similar events, such as natural disasters, war, terrorism or public health crises; the impact of sanctions, export controls and other foreign asset or investment restrictions; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Company. Our forward-looking statements are expressly qualified by these cautionary statements, which you should consider carefully. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update or revise any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:
Steve Haymore
Phone: 480-917-6026
Email: stephen.haymore@rogerscorporation.com

Website Address: https://www.rogerscorp.com

(Financial statements follow)

Condensed Consolidated Statements of Operations (Unaudited)
(DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net sales	$201.5	$192.2	$810.8	$830.1
Cost of sales	138.0	130.5	554.0	553.0
Gross margin	63.5	61.7	256.8	277.1

Selling, general and administrative expenses	42.0	49.9	176.6	193.4
Research and development expenses	6.6	8.1	28.1	34.6
Restructuring and impairment charges	8.0	16.3	97.1	24.1
Other operating (income) expense, net	(0.2)	0.1	—	0.1
Operating income (loss)	7.1	(12.7)	(45.0)	24.9

Equity income in unconsolidated joint ventures	—	0.2	—	1.4
Other income (expense), net	2.5	9.6	(0.9)	8.8
Interest income (expense), net	(0.1)	0.2	0.8	(0.8)
Income (loss) before income taxes	9.5	(2.7)	(45.1)	34.3
Income tax (benefit) expense	4.9	(2.2)	16.7	8.2
Net income (loss)	$4.6	$(0.5)	$(61.8)	$26.1

Basic earnings (loss) per share	$0.26	$(0.03)	$(3.40)	$1.40
Diluted earnings (loss) per share	$0.26	$(0.03)	$(3.40)	$1.40

Shares used in computing:
Basic earnings (loss) per share	17.9	18.6	18.2	18.6
Diluted earnings (loss) per share	18.0	18.6	18.2	18.6

Condensed Consolidated Statements of Financial Position (Unaudited)

(DOLLARS AND SHARES IN MILLIONS, EXCEPT PAR VALUE)	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$197.0	$159.8
Accounts receivable, net	130.6	135.3
Contract assets	27.9	23.7
Inventories, net	125.0	142.3
Asbestos-related insurance recoverables, current portion	4.7	4.3
Other current assets	14.8	28.5
Total current assets	500.0	493.9
Property, plant and equipment, net of accumulated depreciation	372.4	365.1
Operating lease right-of-use assets	19.2	24.1
Goodwill	303.4	357.6
Intangible assets, net of accumulated amortization	99.3	110.3
Asbestos-related insurance recoverables, non-current portion	48.1	48.0
Deferred income taxes	67.0	61.5
Other long-term assets	20.5	20.6
Total assets	$1,429.9	$1,481.1
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$42.9	$48.1
Accrued employee benefits and compensation	43.2	41.5
Accrued income taxes payable	10.2	7.7
Operating lease obligations, current portion	3.9	4.0
Asbestos-related liabilities, current portion	5.5	5.4
Other accrued liabilities	20.4	16.8
Total current liabilities	126.1	123.5
Operating lease obligations, non-current portion	17.9	20.6
Asbestos-related liabilities, non-current portion	51.9	52.1
Non-current income tax	4.8	5.7
Deferred income taxes	17.7	18.0
Other long-term liabilities	15.8	9.6
Shareholders’ equity
Capital stock - $1 par value; 50.0 authorized shares; 17.8 and 18.5 shares issued and outstanding, respectively	17.8	18.5
Additional paid-in capital	105.7	147.3
Retained earnings	1,119.3	1,181.1
Accumulated other comprehensive loss	(47.1)	(95.3)
Total shareholders' equity	1,195.7	1,251.6
Total liabilities and shareholders' equity	$1,429.9	$1,481.1

Reconciliation of non-GAAP financial measures to the comparable GAAP measures

Non-GAAP Financial Measures:

This earnings release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”):

(1) Adjusted earnings per diluted share, which the Company defines as earnings (loss) per diluted share excluding acquisition and related integration costs, dispositions, intangible amortization, (gains) losses on the sale or disposal of property, plant and equipment, restructuring, severance, impairment and other related costs, asbestos-related charges (credits), and the related income tax effect on these items, and charges to income tax expense for valuation allowances on deferred tax assets generated in prior years, divided by adjusted weighted average shares outstanding - diluted;

(2) Adjusted EBITDA, which the Company defines as net income (loss) excluding acquisition and related integration costs, dispositions, intangible amortization, (gains) losses on the sale or disposal of property, plant and equipment, restructuring, severance, impairment and other related costs, asbestos-related charges (credits), interest income (expense), net, income tax (benefit) expense , depreciation of fixed assets, and equity compensation expense;

(3) Adjusted EBITDA Margin, which the Company defines as the percentage that results from dividing Adjusted EBITDA by total net sales;

(4) Free cash flow, which the Company defines as net cash provided by operating activities less non-acquisition capital expenditures.

Management believes adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin are useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies. Management also believes free cash flow is useful to investors as an additional way of viewing the Company's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as alternatives to, financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from, and should not be compared to, similarly named measures used by other companies. Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

The Company provides first quarter 2026 guidance for adjusted earnings per diluted share and adjusted EBITDA on a non-GAAP basis only. The forward-looking comparable GAAP measures and a reconciliation of adjusted earnings per share and adjusted EBITDA to GAAP are excluded in reliance upon the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K due to the inherent difficulty in forecasting and quantifying, without unreasonable efforts, certain reconciling items. These include, among other things, adjustments that could be made for acquisition and related integration costs, dispositions, intangible amortization, (gains) losses on the sale or disposal of property, plant and equipment, restructuring, severance, impairment and other related costs, asbestos-related charges (credits), and charges to income tax expense for valuation allowances on deferred tax assets generated in prior years, and other charges reflected in the Company’s reconciliations of historic numbers, the amount of which, based on historical experience, could be significant.

Reconciliation of GAAP Earnings (Loss) Per Diluted Share to Adjusted Earnings Per Diluted Share*:

	2025			2024
	Q4	Q3	YTD	Q4	YTD
GAAP Earnings (Loss) Per Diluted Share	$0.26	$0.48	$(3.40)	$(0.03)	$1.40

Acquisition & Divestiture Related Costs:
Acquisition & Related Integration Costs	—	—	—	(0.40)	(0.40)
Intangible Amortization	0.16	0.15	0.60	0.17	0.67
(Gain) Loss on Sale or Disposal of PPE	—	—	—	0.01	0.01

Restructuring, Business Realignment & Other Cost Saving Initiatives:
Restructuring, Severance, Impairment & Other Related Costs	0.44	0.39	5.34	0.91	1.51

Asbestos-Related Charges (Credits)	—	—	—	0.08	0.08

Valuation Allowances against Deferred Tax Assets	(0.05)	—	0.16	—	—

Estimated Income Tax Impacts of Adjustments	0.09	(0.13)	(0.31)	(0.27)	(0.54)
Impact of Including Dilutive Securities	—	—	—	—	—
Total Adjustments	$0.64	$0.41	$5.78	$0.49	$1.31
Adjusted Earnings Per Diluted Share	$0.89	$0.90	$2.39	$0.46	$2.72
*Values in table may not add due to rounding.

The following table reconciles weighted average shares outstanding - diluted under US GAAP to adjusted weighted average shares outstanding - diluted used in the calculation of adjusted diluted EPS:

	2025			2024
(shares in millions)	Q4	Q3	YTD	Q4	YTD
Weighed average shares outstanding - diluted	18.0	18.1	18.2	18.6	18.6
Dilutive effect of awards under equity compensation plans	—	—	—	—	—
Adjusted weighted average shares outstanding - diluted	18.0	18.1	18.2	18.6	18.6

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA*:

	2025			2024
(dollars in millions)	Q4	Q3	YTD	Q4	YTD
GAAP Net Income (Loss)	$4.6	$8.6	$(61.8)	$(0.5)	$26.1

Acquisition & Divestiture Related Costs:
Acquisition & Related Integration Costs	—	—	—	(7.5)	(7.5)
Dispositions	—	—	—	—	—
Intangible Amortization	2.8	2.8	11.0	3.1	12.4
(Gain) Loss on Sale or Disposal of PPE	—	—	—	0.1	0.1

Restructuring, Business Realignment & Other Cost Saving Initiatives:
Restructuring, Severance, Impairment & Other Related Costs	8.0	7.1	97.1	16.9	28.0

Asbestos-Related Charges (Credits)	—	—	—	1.4	1.4

Interest (Income) Expense, net	0.1	(0.2)	(0.8)	(0.2)	0.8
Income Tax (Benefit) Expense	4.9	7.7	16.7	(2.2)	8.2
Depreciation	11.8	10.4	41.9	9.3	34.1
Equity Compensation	2.2	0.8	10.9	2.9	15.1
Total Adjustments	$29.8	$28.6	$176.8	$23.8	$92.6
Adjusted EBITDA	$34.4	$37.2	$115.0	$23.3	$118.7
*Values in table may not add due to rounding.

Calculation of Adjusted EBITDA margin*:

	2025			2024
(dollars in millions)	Q4	Q3	YTD	Q4	YTD
Adjusted EBITDA	$34.4	$37.2	$115.0	$23.3	$118.7
Divided by Total Net Sales	201.5	216.0	810.8	192.2	830.1
Adjusted EBITDA Margin	17.1%	17.2%	14.2%	12.1%	14.3%
*Values in table may not add due to rounding.

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow:

	2025			2024
(dollars in millions)	Q4	Q3	YTD	Q4	YTD
Net Cash Provided By Operating Activities	$46.9	$28.9	$101.2	$33.7	$127.1
Non-Acquisition Capital Expenditures	(4.7)	(7.7)	(30.1)	(15.4)	(56.1)
Free Cash Flow	$42.2	$21.2	$71.1	$18.3	$71.0

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